SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 31, 2004

Speaking Roses International, Inc.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-22515 (Commission File Number)	20-0612376 (I.R.S. Employer Identification No.)

545 West 500 South

Bountiful, Utah 84010

(Address of principal executive offices)

(801) 677-7673

Registrant’s telephone number, including area code

N/A

Former Name or Former Address, if Changed Since Last Report

ITEM 5. Other Events and Regulation FD Disclosure

We recently completed a private placement of our common shares in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The private placement was for a minimum of 400,000, and a maximum of 4,000,000, common shares at a purchase price of $1 per share. The closing of the private placement was conditioned on our acquisition of the assets and operations of Speaking Roses, LC. ("SR"). We held the initial closing of the private placement on February 6, 2004, when we accepted subscriptions for a total of 1,237,500 common shares and closed the SR acquisition. For more information regarding the initial closing of the private placement, see our current report on Form 8-K dated February 20, 2004. We subsequently accepted subscriptions for an additional 2,762,500 shares (for an additional $2,762,500) bringing the total subscriptions for the private offering to the maximum 4,000,000 shares. We will pay the placement agent, ACAP Financial Corporation, a registered broker/dealer, approximately $360,000 in cash commissions and will issue it a total of approximately 360,000 shares for its services in placing the common shares.

The disclosure information for the private placement included pro forma financial information regarding the effect of our acquisition of SR’s business and assets and the sale of the shares in the private placement. That pro forma information assumed the transaction would be accounted for on a purchase basis, resulting in pro forma intangible assets associated with SR’s goodwill of approximately $21,288,489. The intangible assets would have been subject to non-cash impairment charges if we were unable to support their value in future accounting periods.

After completion of the offering, the accountants who assisted in the preparation of  the pro forma statements informed us that the acquisition of SR’s business and assets should have been accounted for as a recapitalization under applicable accounting rules. The change in accounting treatment resulted in material changes to the pro forma financial statements (including a reduction of our total assets from $24,241,120 to $2,935,769) and changes in portions of the other disclosure materials which were derived from those pro forma financial statements. In accounting for a recapitalization there is no step-up in basis of the acquired assets and, accordingly, we will not recognize any goodwill in the transaction or subject ourselves to impairment charges for unsubstantiated goodwill in the future with respect to the transaction.

We intend to provide the investors in the private placement with revised pro forma financial statements prepared as a recapitalization and updated portions of the disclosure materials that are based on information derived from the revised pro forma financial statements. We also intend to offer the private placement investors the opportunity to rescind their subscriptions in accordance with applicable state and federal securities laws and regulations and to refund the subscriptions (together with interest at the statutory rate) of any investors who rescind their subscriptions. Accordingly, all of the common shares we sold in the private placement have been reflected as a temporary equity until such time as we have effected the rescission offers.  Investors who do not exercise their rescission rights within the statutory period will waive their right to rescind their investment in the future and receive damages.

While we believe the rescission offer will not have a material adverse effect on our financial position, we can give no assurances about the outcome of the rescission offer, the number of investors, if any, who will accept the offer, or the amount we will ultimately refund to investors. If investors who acquired a significant number of common shares in the private placement elect to rescind their investments, however, the rescissions could materially affect our liquidity, our ability to implement our business plans and our ability to continue as a going concern.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2004

Speaking Roses International, Inc.
By: /s/ Blaine Harris Blaine Harris, Chief Executive Officer